SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of Earliest Event Reported): May 5, 2003

                              KESTREL ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

        Colorado                 0-9261                      84-0772451
(State of Incorporation)    (Commission File              (IRS Employer ID
                                 Number) Number)

                         1726 Cole Boulevard, Suite 210
                            Lakewood, Colorado 80401
                    (Address of Principal Executive Offices)

                                 (303) 295-0344
                         (Registrant's Telephone Number,
                              including Area Code)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

      On May 5, 2003, Kestrel Energy, Inc. (the "Company") closed on a Revolving Credit Loan Credit Agreement for $200,000 with Barry D. Lasker, the Company's President, Chief Executive Officer and a Director of the Company. The Agreement provides that Mr. Lasker has the option at any time to convert all or any portion of the unpaid principal and interest owed under the Revolving Credit Master Note into shares of the Company's common stock at a conversion price of $.40 per share, or 500,000 shares based on the current principal balance.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (a) None

   (b) None

   (c) Exhibits

       99.1  Revolving Credit Loan Agreement dated May 5, 2003.
       99.2 Mortgage, Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated May 5, 2003.

Date:  May 19, 2003                      KESTREL ENERGY, INC.

                                          By: /S/BARRY D. LASKER
                                             ----------------------------------
                                              Barry D. Lasker, President